EXHIBIT 99.18

Green Innovations Executes Exclusive North American Licensing Agreement with Clearly Herbal International

MIAMI, Feb. 20, 2013 -- Green Innovations Ltd. (OTCQB: GNIN) (OTCBB: GNIN) ("Green Innovations" or the "Company") is pleased to announce that its wholly-owned subsidiary, Green Hygienics, Inc. ("Green Hygienics"), has executed an licensing agreement with Clearly Herbal International ("CHI") for exclusive North American retail distribution of CHI's product line, Clearly Herbal.

"We are extremely pleased to have secured an exclusive North American distribution agreement that will allow us to offer Clearly Herbal's high-quality brand of herbal and bamboo wipes to our growing list of customers," commented Bruce Harmon, CEO of Green Innovations. "We expect to continue to improve our status as an established and growing distribution partner by increasing our product offerings to include additional well-known brands."

Clearly Herbal produces a wide-range of 100% natural baby care products and is a very well-known brand in Western Europe. Clearly Herbal is the #1 selling brand of Natural Herbal and Bamboo wipes in the world. Clearly Herbal Natural wipes have won numerous industry awards and are unmatched in the market place in terms of quality and value. Clearly Herbal baby wipes contain award-winning formulations consisting of alcohol free, perfume free and lanolin free ranges. Clearly Herbal Bamboo wipes utilize the proprietary Fast Rate Biodegradable™ that allows them to biodegrade back into the environment in just weeks rather than years. For additional information visit Clearly Herbal's website at www.clearlyherbal.com.

"Clearly Herbal's flagship products are their line of award winning wet wipes that are extremely popular in the United Kingdom in both natural and bamboo based formats," stated Tray Harrison, National Sales Manager of Green Hygienics. "We believe that Clearly Herbal's superior quality and value will be extremely popular in the U.S.A, Canada, and Mexico as well."

The Company anticipates that Clearly Herbal products should be available to North American retailers and distributors during the second quarter of 2013.

About Green Innovations Ltd.

Green Innovations Ltd., through its wholly-owned subsidiary Green Hygienics, Inc., is the exclusive licensed North American distributor of American Hygienics Corporation's 100% tree-free bamboo-based product line, including personal care and paper-based goods. The Company provides consumers the opportunity to enjoy high-quality and performance eco-friendly goods from dedicated experts that have been producing bamboo products for over a decade, along with the cost-benefit of local raw material manufacturing, and the satisfaction of knowing that by using these products they are doing their part to reduce their carbon footprint and to continue the movement towards a more healthy and sustainable planet.

For further information regarding Green Innovations Ltd., contact:

Green Innovations Investor Relations
(866) 947-5567 (Toll-free)
E-mail: investor@greeninnovationsltd.com
Website: www.greeninnovationsltd.com

Forward-Looking Statements

This press release contains "forward-looking statements". Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, and specifically references to the potential popularity of Clearly Herbal products in North America and the Company's ability to expand its offerings. The reader can identify these forward-looking statements by forward-looking words such as "may," "will," "expect," "potential," "anticipate," "forecast," "believe," "estimate," "project," "plan," "continue" or similar words. The reader should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information. Forward-looking statements include, but are not limited to, statements regarding potential products, customers, revenues, expansion efforts, and future plans and objectives of Green Innovations Ltd. ("Green Innovations"). The risk factors listed in our disclosure documents and the cautionary language on this website provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Green Innovations in its forward-looking statements. Actual results relating to, among other things, product launch, sales, customer acceptance and market share could differ materially from those currently anticipated in such statements. Factors affecting forward-looking statements include: consumer preferences, competition from more established brands, ability to develop market share; changes in the operating costs; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities that Green Innovations develops or produces; changes in the investments levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Green Innovations operates; technological, mechanical and operational difficulties encountered in connection with Green Innovations' development activities; and labor relation matters and costs. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Green Innovations from time to time with the Securities and Exchange Commission and other regulatory authorities.